Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of C&F Financial Corporation of our reports dated February 27, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of C&F Financial Corporation for the year ended December 31, 2023.

 We also consent to the reference to our firm under the headings "Experts" in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

January 23, 2025